Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Strong Earnings and Record Revenues

DALLAS – August 2, 2006 – Trinity Industries, Inc. (NYSE:TRN) today reported earnings from continuing operations of $62.6 million, or $0.79 per common diluted share for the second quarter ended June 30, 2006. These results include a gain of $0.09 per common diluted share from the disposition of property. Earnings from continuing operations for the same quarter of 2005 were $20.5 million, or $0.27 per common diluted share. Total earnings for the second quarter were $85.8 million, or $1.08 per common diluted share, including $0.29 of earnings per common diluted share from the disposition of the fittings business. This compares with total earnings of $21.8 million or $0.29 per common diluted share for the same quarter of 2005.

For the six months ended June 30, 2006, the Company reported earnings from continuing operations of $97.6 million, or $1.23 per common diluted share, compared with earnings from continuing operations of $25.7 million or $0.34 per common diluted share for the same period of 2005. For the six months ended June 30, 2006, the Company reported total earnings of $122.8 million, or $1.55 per common diluted share, compared with total earnings of $27.8 million or $0.37 per common diluted share for the same period of 2005.

Revenues for the second quarter increased 23 percent to $883.8 million compared to revenues of $718.0 million for the same period in 2005. Quarterly revenues were the highest in the Company’s history. Revenues for the six months ended June 30, 2006 increased 20 percent to $1,628.6 million compared to revenues of $1,352.7 million for the same period in 2005.

“The driving factors behind our businesses remain strong,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “As a result, our performance continues to improve. Our manufacturing facilities are operating at high levels of utilization and efficiency. Our backlog of orders in both our rail and barge groups continued to grow during the second quarter. This is a positive indicator of continued momentum for Trinity.”

Trinity received orders for 10,012 railcars in North America during the second quarter, which ended June 30, 2006, and shipped 6,233 railcars. Trinity’s North American railcar order backlog rose to 29,320, an increase of over 3,700 from the March 31, 2006 order backlog.

The Company added approximately 1,500 new railcars to its railcar lease fleet during the second quarter, bringing the fleet total to more than 27,200 at June 30, 2006. “Investing in our lease fleet continues to be one of our core strategies,” Wallace said.

Trinity’s Inland Barge Group’s order backlog grew to $487 million at the end of the second quarter. “Our Inland Barge Group’s earnings exceeded our expectations as a result of improved efficiencies,” Wallace said.

Trinity’s Energy Equipment Group also improved its operating profit over the second quarter of 2005. “Our structural wind tower business remains strong and continues to have a nice level of inquiries for additional products.”

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended June 30,
	2006	2005
Revenues	$883.8	$718.0
Operating profit	$105.3	$41.4
Other expense	1.4	7.7

Income from continuing operations before income taxes	103.9	33.7
Provision for income taxes	41.3	13.2

Income from continuing operations	62.6	20.5
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $13.8	22.4	—
Income from discontinued operations, net of provision for income taxes of $0.6 and $0.8	0.8	1.3

Net income	85.8	21.8
Dividends on Series B preferred stock	—	(0.8)

Net income applicable to common shareholders	$85.8	$21.0

Net income applicable to common shareholders per common share (1):
Basic:
Continuing operations	$0.81	$0.28
Discontinued operations	0.30	0.02

	$1.11	$0.30

Diluted:
Continuing operations	$0.79	$0.27
Discontinued operations	0.29	0.02

	$1.08	$0.29

Weighted average number of shares outstanding:
Basic	77.3	70.5
Diluted	79.3	75.6

(1) Earnings per share information has been adjusted to reflect the 3-for-2 stock split.
Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Six Months Ended June 30,
	2006	2005
Revenues	$1,628.6	$1,352.7
Operating profit	$175.8	$58.1
Other expense	13.7	16.1

Income from continuing operations before income taxes	162.1	42.0
Provision for income taxes	64.5	16.3

Income from continuing operations	97.6	25.7
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $13.8	22.4	—
Income from discontinued operations, net of provision for income taxes of $1.7 and $1.3	2.8	2.1

Net income	122.8	27.8
Dividends on Series B preferred stock	—	(1.6)

Net income applicable to common shareholders	$122.8	$26.2

Net income applicable to common shareholders per common share(1):
Basic:
Continuing operations	$1.28	$0.34
Discontinued operations	0.33	0.03

	$1.61	$0.37

Diluted:
Continuing operations	$1.23	$0.34
Discontinued operations	0.32	0.03

	$1.55	$0.37

Weighted average number of shares outstanding:
Basic	76.1	70.5
Diluted	79.1	71.7

(1)	Earnings per share information has been adjusted to reflect the 3-for-2 stock split.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	June 30,
Revenues:	2006	2005
Rail Group	$571.2	$495.0
Construction Products Group	188.7	167.3
Inland Barge Group	90.0	63.8
Energy Equipment Group	83.7	54.2
Railcar Leasing and Management Services Group	71.8	48.6
All Other	13.2	10.3
Eliminations	(134.8)	(121.2)

Total Revenues	$883.8	$718.0

Operating profit (loss):	Three Months Ended
	June 30,
	2006	2005
Rail Group	$59.9	$17.2
Construction Products Group	20.1	20.9
Inland Barge Group	10.5	5.4
Energy Equipment Group	11.9	7.2
Railcar Leasing and Management Services Group	24.2	13.0
All Other	(0.4)	(1.6)
Corporate	(8.7)	(9.1)
Eliminations	(12.2)	(11.6)

Consolidated	$105.3	$41.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Six Months Ended June 30,
Revenues:	2006	2005
Rail Group	$1,111.1	$929.4
Construction Products Group	337.2	298.2
Inland Barge Group	172.0	108.7
Energy Equipment Group	151.9	100.9
Railcar Leasing and Management Services Group	128.1	101.1
All Other	24.5	19.7
Eliminations	(296.2)	(205.3)

Total Revenues	$1,628.6	$1,352.7

Operating profit (loss):	Six Months Ended June 30,
	2006	2005
Rail Group	$116.9	$26.0
Construction Products Group	29.4	26.4
Inland Barge Group	17.1	2.0
Energy Equipment Group	23.0	12.4
Railcar Leasing and Management Services Group	41.8	26.6
All Other	(3.2)	(3.5)
Corporate	(18.5)	(15.7)
Eliminations	(30.7)	(16.1)

Consolidated	$175.8	$58.1

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	June 30,	December 31,
	2006	2005
Cash and equivalents	$447.9	$150.9
Accounts receivable	328.8	250.1
Inventories	517.7	444.2
Net property, plant and equipment, at cost (1)	1,351.4	1,121.1
Other assets	680.0	620.2

	$3,325.8	$2,586.5

Accounts payable and accrued liabilities	$664.5	$629.9
Debt (2)	1,210.2	689.0
Deferred income	44.1	45.2
Other liabilities	74.7	49.3
Series B preferred stock	—	58.7
Stockholders’ equity	1,332.3	1,114.4

	$3,325.8	$2,586.5

(1) Property, Plant and Equipment
Corporate/Manufacturing:
Property, plant and equipment	$854.4	$861.2
Accumulated depreciation	(597.1)	(592.5)

	257.3	268.7

Leasing:
Equipment on lease	1,242.4	998.3
Accumulated depreciation	(148.3)	(145.9)

	1,094.1	852.4

	$1,351.4	$1,121.1

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Convertible subordinated notes	450.0	—
Senior notes	201.5	300.0
Other	4.2	2.6

	655.7	302.6

Leasing – Recourse
Equipment trust certificates	119.1	130.1

	119.1	130.1

Leasing – Non-recourse
Secured railcar equipment note	353.9	—
Warehouse facility	81.5	256.3

	435.4	256.3

	$1,210.2	$689.0

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended June 30,
	2006	2005
Income from continuing operations	$62.6	$20.5
Add:
Provision for income taxes	41.3	13.2
Depreciation and amortization expense	21.8	22.4
Interest expense	15.9	10.6

Earnings from continuing operations before income taxes, depreciation and amortization	$141.6	$66.7

	Six Months Ended June 30,
	2006	2005
Income from continuing operations	$97.6	$25.7
Add:
Provision for income taxes	64.5	16.3
Depreciation and amortization expense	43.0	41.9
Interest expense	28.4	21.0

Earnings from continuing operations before income taxes, depreciation and amortization	$233.5	$104.9

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